SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2016

Universal Display Corporation

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ		08618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2016, UDC Ireland Limited (“UDC Ireland”), a wholly-owned subsidiary of Universal Display Corporation (the “Registrant”) formed under the laws of the Republic of Ireland, entered into an IP Transfer Agreement (the “IP Transfer Agreement”) with BASF SE, a company organized, existing and doing business under and by virtue of the laws of Germany and the European Union (“BASF”). Under the IP Transfer Agreement, BASF sold to UDC Ireland all of its rights, title and interest to its owned and co-owned intellectual property rights relating to the composition of, development, manufacture and use of OLED (organic light emitting diode) materials, including, but not limited to, OLED lighting and display stacks field in exchange for a cash payment of approximately $96 million. In addition, UDC Ireland took on certain rights and obligations under three joint research and development agreements to which BASF was a party. The Agreement contains customary representations and warranties, covenants and indemnifications.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The transactions contemplated by the IP Transfer Agreement were consummated on June 28, 2016.

The information set forth in Item 1.01 is incorporated in this Item 2.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Sidney D. Rosenblatt
	Name:	Sidney D. Rosenblatt
	Title:	Executive Vice President and Chief Financial Officer

Dated: July 1, 2016